                                                                  EXHIBIT 11.1

                           ARTHUR ANDERSEN LLP


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement (Registration Statement File No. 2-75276) for Connecticut Mutual Investment Accounts, Inc.



/s/  Arthur Andersen LLP


Hartford, Connecticut
January 22, 1996